BALCHEM CORPORATION
                           401(k)/PROFIT SHARING PLAN

        Balchem Corporation, a corporation organized under the laws of the State of Maryland, having executive offices at Route 6 and Route 284, Slate Hill, New York, hereby amends and restates its Employees 401(k) Savings Plan, to provide supplemental retirement benefits exclusively for employees of the Company, effective January 1, 1998.

                                    ARTICLE I

                                   DEFINITIONS

        The following terms when used herein shall have the designated meaning unless a different meaning is plainly required by the context.

        1.01 Accrued Benefit. Accrued Benefit shall mean the balance in a Participant's Profit Sharing, Elective, Matching Contribution, and Segregated Accounts, calculated as provided in Article IV.

        1.02 Annual Compensation. Annual Compensation shall mean all monies received while a Participant, from the Company during a Plan Year; being the sum of the amounts of salary or wages regularly payable during such Plan Year, also including overtime pay and bonuses paid or accrued, but excluding any amounts paid by the Company to the Trust Fund hereunder, or to any other employee benefit plan now or hereafter adopted, with the exception of any amount contributed by the Company pursuant to a salary reduction agreement, which amount shall be included if such contributions are excluded from gross income by reason of Code Sections 125, 402(a)(8), 402(h) or 403(b). Annual Compensation, for purposes of this Plan, shall be limited to a maximum of $200,000, as adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code. In determining the compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules the "family" shall only include the spouse and lineal descendants of the Participant who have not attained age 19 before the close of the year. If the $200,000 limitation (as adjusted) is exceeded due to the application of this rule, then such limitation shall be prorated among the affected individuals' compensation as determined without regard to this limitation. If the period for determining compensation to be used in calculating an employee's allocation for a determination period is a short Plan Year (less than 12 months), the $200,000 limitation (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

        In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

        If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."

        1.03 Annuity Starting Date. The first date on which all events have occurred which entitle the Participant to a benefit under this Plan, or, if the benefit is payable in the form of an annuity, the first day of the first period for which an amount is payable as an annuity.

        1.04 Beneficiary. Beneficiary shall mean the person designated as Beneficiary (or Beneficiaries) by the Participant for the purposes of Section 5.02.

        1.05  Board.  The Board of Directors of the Company.

        1.06 Break-in-Service. An employee shall have a Break-in-Service if he is credited with 500 or less Hours of Service in any Plan Year.

        1.07  Committee.  The  Committee  appointed  under Article VII hereof to
        administer  the  Plan.  1.08  Company.  Balchem  Corporation,   and  any
        successor or successors of the aforesaid by merger, purchase,

or otherwise, and any corporation that is or becomes a subsidiary or an affiliate thereof, and assumes the obligations of this Plan by action of its Board of Directors with the approval of the Company.

        1.09 Company Stock. Company Stock means the voting common stock of the Company, or, if there are several classes of voting common stock, that class of common stock issued by the Company having a combination of voting power and dividend rights greater than or equal to (i) that class of common stock of the Company having the greatest voting power, and (ii) that class of common stock of the Company having the greatest dividend rights.

        1.10 Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee."

        1.11 Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        1.12 Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a)

of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        1.13 Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.

        1.14 Employee. Each person who is employed by the Company or other employer required to be aggregated with the Company under Sections 414(b), (c),
(m), or (o) of the Internal Revenue Code. The term "Employee" shall include "leased employees". The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the employer's non-highly compensated work force within the meaning of Section 414(n)(5)(A)(ii) of the Internal Revenue Code, the term "Employee" shall not include those leased employees covered by a Plan which is a money purchase pension plan with a non-integrated employer contribution rate for each Participant of at least 10 percent of compensation, which plan provides for full and immediate vesting and for immediate participation (other than for employees who perform substantially all their services for the leasing organization or employees who earned less than $1,000 in each plan year during the four year period ending with the plan year).

        1.15 Forfeiture. A forfeiture is the non-vested portion of a terminated Participant's accrued benefit calculated in accordance with Section 4.05.

        1.16 Hour of Service: Each Employee will be credited with an hour of service for:

                        (1) Each hour for which he is directly or indirectly paid or entitled to payment by the Company for the performance of his duties. These hours shall be credited to the computation period or periods in which the duties are performed; and

                        (2) Each hour for which he is directly or indirectly paid or entitled to payment by the Company other than for the performance of his duties, such as vacation, illness, disability leave, termination leave, jury duty, military duty and authorized periods of absence (irrespective of the date services have terminated). These hours shall be credited to the Plan Year or Years during which such period of non-performance occurred. No more than five hundred and one
(501) hours of service shall be credited under this provision for any Employee on account of any single continuous period in which the Employee performs no duties. The Company shall not be considered to be making payments with respect to any absence if the Employee receives funds solely under workmen's compensation, unemployment or disability insurance required to be maintained under appropriate statutes pertaining or payments limited to reimbursement of medical expenses incurred by the Employee; and

                         (3) Each  hour for  which  back  pay,  irrespective  of
mitigation of damage, has been

either awarded or agreed to by the employer. These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made.

                         (4) In the event of a Maternity or  Paternity  Absence,
each hour of service which

otherwise would normally have been credited to such Employee but for such Maternity or Paternity Absence, but limited to that number of hours necessary to prevent a break in service in a Plan Year, up to a maximum of 501 hours of service. In any case in which the Plan is unable to determine such number of hours of service, eight hours of service per normal weekday of absence shall be credited. The hours of service credited pursuant to this paragraph shall be credited (l) in the computation period in which the absence begins, if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

                        (5) Labor Regulations Section 2530.200b-2(b) and (c) shall be applicable in computing hours of service creditable for reasons other than performance of duties.

                        (6) For purposes of this Section 1.11 the term Company shall include all commonly controlled trades or businesses as that term is defined in Code Sections 4l4(b), (c), (m) or (o) or regulations thereunder.

        1.17    Limitation Year.  The Limitation Year shall be the Plan Year.

        1.18 Maternity or Paternity Absence. An absence from work by reason of the pregnancy of an Employee, by reason of the birth of a child of the Employee, in connection with the adoption of such child by such Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. No period of absence shall qualify as a Maternity or Paternity Absence if (l) the placement of the child is with respect to a foster home or (2) at the election of the Plan Committee the Employee is unable to provide such documentary evidence as the Plan Committee shall reasonably require proving that the absence was for any of the reasons identified above.

        1.19 Retirement Date. The Normal Retirement Date shall be the Participant's 65th birthday. 1.20 Participant: An Employee who satisfies the requirements of Article II. 1.21 Plan. The 401(k)/Profit Sharing Plan of the Company as herein set forth and as amended from time to time. The Plan may be referred to as the Balchem Corporation 401(k)/Profit Sharing Plan.

        1.22 Plan Administrator. The Plan Administrator shall be the Company.

        1.23 Plan Year. The Plan Year shall be the calendar year.

        1.24 Regular Account. Regular Account shall mean the bookkeeping account kept for each Participant pursuant to Article IV, Section 4.01 reflecting his portion of the Company's contribution to the Trust Fund and the earnings and losses thereon.

        1.25 Segregated Account. Segregated Account shall mean the Account kept for each Participant, pursuant to Article VI, for assets contributed to the Plan by a Participant by direct transfer of assets or rollover from another tax qualified employee benefit plan, and the earnings and losses thereon.

        1.26 Elective Account, Matching Contribution Account. Elective Account shall mean the Account kept for each Participant, pursuant to Article VI, for Elective Contributions to the Plan, and, Matching Contribution Account shall mean the Account kept for each Participant, pursuant to Article VI, for Matching Contributions to the Plan and all earnings and losses on such Accounts.

        1.27 Total and Permanent Disability. Incapacity, physical or mental, permanent in nature, resulting from bodily injury or disease, to perform the requirements of an employee's job or position, provided, however, the term shall not include any injury or disease which:

                a. Results from or consists of habitual drunkenness, addiction to narcotics, or

                b. Was treated, suffered or occurred while the employee was engaged in felonious enterprise, or

                c.       Was intentionally self-inflicted.

        Whether an employee is totally and permanently disabled shall be established by medical proof satisfactory to a physician appointed by the Committee and his decision as to the competence of such medical proof, shall be binding upon the Employee and all interested parties and in no manner subject to review. With the exception of the provisions in a, b and c above, any employee who has qualified to receive disability benefits for total and permanent disability under the Social Security Act shall be deemed to be totally and permanently disabled for purposes of the Plan.

        1.28 Trust Agreement. The agreement made and entered into for the establishment of a trust of all contributions which may be made under the Plan and any and all amendments of such agreement.

        1.29 Trust Fund. All contributions received by the Trustees under the Plan and any and all securities and other property purchased or otherwise acquired out of such funds, together with the income therefrom, less any and all distributions made therefrom and any and all losses, expenses and amounts chargeable thereto.

        1.30 Year of Service For Eligibility: For the purposes of determining eligibility for participation in the plan, a "Year of Service" shall mean the completion of one thousand (1000) Hours of Service by an Employee during an initial twelve (12) consecutive month period beginning on the Employee's employment or re-employment commencement date, and thereafter in any Plan Year, commencing with the Plan Year which includes the anniversary date of such Employee's employment or re-employment date. Should an Employee complete 1,000 Hours of Service in both the initial 12 consecutive month period and in the Plan Year which includes the anniversary date of the Employee's employment or re-employment date, the Employee shall be credited with two (2) Years of Service for Eligibility.

        An Employee's employment date shall be the first date on which he earns an Hour of Service. An Employee's reemployment commencement date shall be the first day on which the Employee is entitled to be credited with an Hour of Service after the Plan Year, or the initial 12 consecutive month period, in which the Employee incurs a one year break-in-service following a Plan Year, or initial 12 consecutive month period, in which the Employee is credited with more than 500 Hours of Service. In the case of an Employee who is credited with no Hours of Service in a Plan Year or initial 12 consecutive month period beginning after the Employee's reemployment commencement date, the Employee shall be treated as having a new reemployment commencement date as of the first day on which the Employee is entitled to be credited with an Hour of Service after such Plan Year or initial 12 consecutive month period.

        1.31 Year of Service for Vesting: For the purposes of determining the vesting of benefits, a "Year of Service" shall mean any Plan Year during which an Employee completes at least one thousand (l000) Hours of Service, except that the following Years of Service shall be excluded:

                (a) Years of Service prior to any one year breakin-service until the Employee has completed one (l) year of service after such break.

                (b) For purposes of vesting and credited service, if a Participant incurs a Break-In-Service in any Plan Year which begins before January 1, 1985 and at the time of the Break-In-Service is not vested and later becomes a Participant in the Plan, his pre-break Years of Service shall be combined with his post-break Years of Service if the number of aggregate pre-break Years of Service for vesting purposes exceeds his consecutive break-in-service years. If his aggregate pre-break years of service for vesting is less than his consecutive break-in-service years, his aggregate pre-break years of service shall be ignored in computation of vesting and credited service.

                (c) If a non-vested Participant incurs a Break-in-Service in any Plan Year beginning on or after January 1, 1985, and later becomes a Participant in the Plan, then for purposes of vesting service his pre-break Years of Service shall be combined with his post-break Years of Service if (1) his pre-break Years of Service equals or exceeds the number of consecutive break-in-service years or (2) the number of consecutive Break-In-Service years is less than five
(5).

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

        2.01 Each Employee, other than a leased employee and employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if retirement benefits were the subject of good faith bargaining between the parties, shall become a Participant hereunder on the first day of the month coincident with or next following the date on which he has first satisfied all of the following conditions:

        (a) He has completed 60 days of continuous, active service with the Company;

        (b)     He has reached the age of 18.

        2.02 A Participant shall cease to be such hereunder upon his death, retirement or other cessation of employment with the Company. A Participant must have 1,000 Hours of Service in a Plan Year to be eligible for a Company contribution under Section 4.02.

        2.03 In the case of an Employee who commences participation in the Plan (or recommences participation in the plan upon the Employee's return after one or more one-year breaks in service) on a date other than the first day of a Plan Year, all Hours of Service credited to the Employee for the portion of the Plan Year before the date on which the Employee commences (or recommences) participation, shall be taken into account in determining Hours of Service. If such Employee's service is not less than 1,000 hours in such Plan Year, the Employee must be credited with a partial year of participation which is equivalent to a ratable portion of a full year of participation for service credited to the Employee for the portion of the Plan Year after the date of commencement (or recommencement) of participation.

        2.04 If a Participant has a one-year break-in-service, he will be required to complete a year of service for eligibility purposes before again becoming a Participant. Upon satisfying such eligibility requirement he will be deemed to be readmitted as of the date he again performs an Hour of Service.

        2.05 Every Employee shall become a Participant as provided in this Article unless he shall waive participation on a waiver form filed with the Plan Administrator. An Employee who waives participation shall continue to accrue a Year of Service for Eligibility and a Year of Service for Vesting purposes under Sections 1.29 and 1.30.

                                   ARTICLE III

                                  CONTRIBUTIONS

        3.01 All contributions under the Plan shall be made by the Company and no contributions shall be required of any employee.

        3.02 Subject to the provisions of Article IX hereof relating to termination of the Plan and liability of the Company under the Plan, the Company shall contribute to the Trust Fund whatever amount may be determined by the Board, in its sole discretion.

        3.03 The amount of the Company's contributions for each Plan Year shall be paid to the Trustees in a single payment or in installments. Contributions may be made in cash or other property. If made in other property the contribution shall be valued at its fair market value determined at the time of the contribution. Contributions for each Plan Year shall be made within the period provided for in Section 404 (a) (6) of the Internal Revenue Code of l954 or other statute of similar import, or any rule or regulation thereunder.

        3.04 The contributions of the Company hereunder and all computations of any and all amounts relevant to such contributions shall be determined by the Board. The determination of the Board shall be final and conclusive on all persons. Neither the Trustees nor the Committee nor any other person shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustees hereunder, nor shall the Trustees or the Committee or any other person be under any duty to enforce the payment of the contributions to be made hereunder by the Company.

        3.05 All amounts contributed by the Company to the Trustees shall represent irrevocable contributions of the Company to the Trust except as provided in Article 9.05 hereof or the Trust Agreement. It shall be impossible at any time under this Trust for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries.

                                   ARTICLE IV

                            ACCOUNTS OF PARTICIPANTS

        4.01 The Committee shall open a Profit Sharing Account in the name of each Participant. A Participant's Profit Sharing Account shall be credited with that portion of each contribution of the Company to the Trust as is provided by
Article III and Section 4.02.

        4.02 The Company, as of the last day of each Plan Year for which the Company shall have made a contribution or there shall have been a forfeiture, shall allocate such contribution and forfeiture to those Participants who are employed on the last day of the Plan Year, in proportion to Annual Compensation, as follows:

                (a) First, to all Participants, up to a maximum of 3.55% of Annual Compensation.

                (b) Second, if there are contributions and forfeitures remaining to be allocated, to all Participants who are Senior Grade Employees, up to a maximum of 7.45% of Annual Compensation.

                (c) Third, if there are contributions and forfeitures remaining to be allocated, to all Participants, up to a maximum of 1.2% of Annual Compensation.

                (d) Fourth, if there are contributions and forfeitures remaining to be allocated, to all Participants who are Senior Grade Employees, up to a maximum of 2.8% of Annual Compensation.

        4.03(a) Notwithstanding the provisions of Section 4.02, the maximum "Annual Addition" to any Participant's account for any Limitation Year shall not exceed the lesser of $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Internal Revenue Code) or twenty-five percent (25%) of the Participant's compensation (as defined in
Section  1.415-2(d)  of the  regulations)  for the Plan Year.  For this  purpose
"Annual Addition" means the total of (1) the Company's contribution and forfeitures allocated to the Participant, (2) the Employee's contribution (including excess contributions as defined in Section 401(k)(8)(B) of the Internal Revenue Code, excess aggregate contribution as defined in Section 401(m)(6)(B) of the Internal Revenue Code and excess deferrals as described in
Section 402(g) of the Internal Revenue Code, whether such amounts are distributed or forfeited), (3) contributions to the Participant's Individual Medical Account as defined in Section 415(1)(2) of the Code, (4) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in
Section  419A(d)(3)  of the Code,  under a welfare  benefit  fund, as defined in
Section 419(e) of the Code, maintained by the employer. Notwithstanding the foregoing, for purposes of the twenty-five percent (25%) limitation described above, any contribution attributable to medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an annual addition under Code Sections 415(l)(1) or 419A(d)(2) shall not be considered.

When used with respect to contributions or allocations under any other plan maintained by the Employer, the term "Annual Addition" has the meaning given it in Section 415(c)(2) of the Code, subject to the special rules set forth under
Section 415(c)(6) of the Code. The term Individual Medical Account means any separate account which is established for one Participant in a pension and annuity plan maintained by the Company and from which benefits described in
Section 401(h) of the Code are payable solely to such Participant, his spouse or his dependents.

        To the extent necessary to limit Annual Additions to a Participant's account to the amount provided in this Section, the Annual Additions arising under this Plan shall be reduced in the following order:

                (i) A Participant's contributions shall be repaid to him. Such payment shall be made within two and one-half months after the end of the Plan Year, and shall be made by the Company, if such sums have not yet been paid over to the Trustee, or by the Trustee after notice of the required repayment by the Employer.

                (ii) Forfeitures allocated to the Participant's Account shall be reallocated in accordance with Section 4.02 to all other Participants within the limitations of this Section.

                (iii) The Company's contributions for the Plan Year allocable to such Participant shall be reduced to the extent necessary to alleviate such excess. Any excess Company contribution made on behalf of such Participant shall not be allocated for the Limitation Year for which such contribution was made but shall be allocated for the next Limitation Year and (for each succeeding year) to such Participant to the extent permitted by this section. In the event that the Participant is not in the service of Company at the end of the next Limitation Year, then any excess Company contribution shall be allocated in accordance with subsection (iv) below.

                (iv) Any remaining amount which cannot be allocated to Participants as a result of the limitations specified in this subsection shall be maintained in a separate account under the Trust to be allocated among Participants in the next succeeding Plan Year prior to the allocation of any contributions or forfeitures for such next Plan Year. Such separate account shall not share in any investment gains, losses or other income earned by the Trust. In the event the Plan is terminated or contributions completely discontinued, the separate account shall be allocated pursuant to the terms of this subsection, to the extent permitted by Section 415 of the Internal Revenue Code. To the extent the separate account is not fully depleted by such allocation it shall revert to the Company.

                (v) The limitations on Annual Additions contained in this subsection shall be applied as if (i) all defined contribution plans of those companies which are commonly controlled trades or businesses, as that term is defined in Code Sections 414(b), (c), (m) or (o) and the regulations thereunder, were a single defined contribution plan; and (ii) all Annual Compensation earned by an employee from all such companies were aggregated.

        (b) If the Company maintains a defined benefit plan then in no event shall a Participant be entitled to receive an annual allocation of contribution hereunder in an amount which would cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction to exceed 1.0 for any calendar year. If the sum of the Defined Benefit Plan Fraction in the Company's defined benefit plan and the Defined Contribution Plan Fraction in the Company's defined contribution plan shall exceed 1.0 for any Participant in any year, the Company shall reduce the contribution hereunder to the extent necessary to bring the sum of such fractions to 1.00. If the Defined Contribution Plan Fraction cannot be sufficiently reduced the Company shall adjust or freeze the rate of benefit accrual under its defined benefit plan so that the sum of both fractions shall not exceed 1.0 for such Participant for such year.

        For purposes of this subsection (b):

                        (1) The "Defined Benefit Plan Fraction" for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual retirement benefit under all defined benefit plans of the employer, whether or not terminated (determined at the close of the Limitation
Year) and the denominator of which is the lesser of (i) 1.25 multiplied by $90,000 (as increased by the Secretary of the Treasury under Code Section
415(d)(1)(A)) or (ii) 1.4 multiplied by 100% of the Participant's average compensation as defined in Treasury Regulations Section 1.415-2(d)(1)(i) during the three (3) consecutive calendar years when he had the greatest aggregate compensation from the Company and during which he was a Participant in the Plan or in any prior plan. The term "projected annual retirement benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the Plan, assuming: (a) the participant will continue employment until normal retirement age under the Plan (or current age, if later), and (b) the participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

                        (2) The "Defined Contribution Plan Fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and Individual Medical Accounts, as defined in Section 415(1)(2) of the Code, maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's compensation for such year.

        If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

        The Annual Addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

                        (3) All defined benefit plans of the Company, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Company, whether or not terminated, are to be treated as one defined contribution plan.

                        (4) The term "Company" shall include:

                                (i) each  corporation  which  is a  member  of a
controlled group of corporations (as defined in Section 414(b) of the Code and as modified by Section 415(h) of the Code) of which the Company is a member,

                                (ii) each  trade or  business  controlled  by or
under common control (as defined in Section 414(c) of the Code and as modified by Section 415(h) of the Code) with the Company; and (iii) each member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is a member.

                                (iv)  each  employer  that  is  required  to  be
aggregated with the Company by reason of Treasury Regulations under Section 414(o) of the Code.

        4.04 (a) The Trustees shall value the Trust Fund at its fair market value:

                                (i) at the end of each  business  day  during of
the Plan Year, but with written statements to be limited to statements covering each calendar quarter; and

                                (ii) on any other  date (the  Special  Valuation
Date) in order to avoid prejudice either to continuing Participants or to terminating Participants; provided such dates are chosen on a non-discriminatory basis.

                (b) Within a reasonable time after any such valuation the Trustees shall notify the Committee of the amount of net earnings or losses of the Trust Fund during the Plan Year. The Committee shall apportion such net earnings or losses among those Participants who shall have a dollar and cents credit on the books of the Trust. Net earnings or losses for each year shall be credited or debited to such Participants proportionately in accordance with the ratios which the dollar and cents credit of such Participant as of the beginning of the Plan Year in which such earnings or losses are to be credited or debited bears to the aggregate of all such dollars and cents credits as of such date.

                For the purposes of this Article:

                        (1) the phrase "dollars and cents credit" shall mean the dollars and cents value of all cash or investments credited to the account of an individual Participant disregarding, however, the amount of any premiums which shall have been paid on any Contract or the cash value thereof credited to the account of the Participant.

                        (2) the term "net earnings or losses" shall mean gross earnings less all expenses and taxes, and shall include any increases or decreases in the market values of the investments of the Trust Fund during the year. In the case of investments in a common trust fund, or similar investment media, the valuation of such investments on the most recent valuation date of such fund shall be taken as the value of such investments.

        Anything hereinabove to the contrary notwithstanding, the allocation among Participants shall also include retired Participants, disabled Participants and terminated Participants for whom accounts are held by the Trustee subject to the provisions of Article V.

        4.05 (a) Upon any distribution to a Participant or his beneficiaries under Article V hereof, the Company shall debit the account of such Participant by the amount of cash or fair market value of other property distributed. In the event that any Participant shall, by reason of termination of his employment with the Company other than by death, retirement or total and permanent disability receive less than the full amount of his account, in accordance with
Article V, the balance shall remain in the account and share in the adjustments provided for in Section 4.04 hereof.

                (b) If during any Plan Year the Participant suffers a Break-In-Service which prevents any post-Break-In-Service Years of Service for Vesting to be combined with his pre-Break-In-Service Years of Service for Vesting with respect to his pre-Break-In-Service Accrued Benefit, then as of the last day of such Plan Year before the adjustments provided in Section 4.04 hereof, the Company shall debit that terminated Participant's account by an amount equal to its credit balance and such amount shall be allocated in accordance with provisions of Section 4.02.

                (c) In the event the Participant's service after his termination may be combined with his pre-termination service, then:

                        (i) The Participant shall be permitted to repay to the Trustees the sum received, prior to the earlier of 5 years after the date the Participant is re-employed by the Company or the end of the fifth consecutive one year break in service after distribution of the benefit (if the distribution was made on account of separation from service) or 5 years after the date of distribution in all other events, and the Participant's Accrued Benefit attributable to Company's contributions shall be restored to the amount of said Accrued Benefit on the date the distribution of the vested portion of his Accrued Benefit was made. If the value of a Participant's vested Accrued Benefit was zero at the time of a deemed distribution under Article V, the Participant's Accrued Benefit attributable to Company's contributions shall be restored to the amount of said Accrued Benefits on the date of the deemed distribution, provided the Participant is rehired before incurring five consecutive Breaks-in-Service over five consecutive Plan Years.

                        (ii) If a distribution was made at a regular or Special Valuation Date to a Participant who is less than l00 percent vested in the Company's contributions, a separate account will be established for the Participant's interest in the Plan as of the time of the distribution. At any time thereafter the Participant's vested portion in the separate account will not be less than an amount ("X") determined by the formula: X=P(AB+(RxD))-(RxD). For purposes of applying the formula: P is the vested percentage at any time after distribution; AB is the account balance at any time after distribution; D is the amount of the distribution; and R is the ratio of the account balance at any time after distribution to the account balance after distribution.

                                    ARTICLE V

                                  DISTRIBUTIONS

        5.01 Distribution hereunder shall be made to Participants, their beneficiaries and their estates only by reason of the following events and only as herein provided:

                (a)     Death of a Participant;

                (b)     Retirement   of  a   Participant   on  or  after  Normal
                        Retirement Date;

                (c) Termination of employment due to total and permanent disability; and

                (d)     Other cessation of employment.

        5.02 (a) Within ninety (90) days following the date of death of a Participant who did not earn an Hour of Service after August 23, 1984 or is not married on the date of his death, provided the date of death is prior to the Participant's Annuity Starting Date, the Participant's full Accrued Benefit as of the Valuation Date coincident with or immediately preceding his date of death, or a Special Valuation Date, shall be distributed to the Participant's Beneficiary in a single lump sum, unless the Participant elects (as provided in Section 5.03(a)(iii)) to have his death benefit paid in accordance with one of the distribution methods described in Section 5.04(b).

                (b) If insurance contracts are distributed, the modes of settlement of the contracts shall be limited to the provisions of this Article. Any annuity contract distributed from this Plan shall be nontransferable.

                (c) If any part of the amount attributable to such accounts is payable to a Beneficiary who shall have predeceased the Participant, or if the Participant shall have failed to designate a Beneficiary, such amounts shall be paid to the legal representative of such Participant, and the Trustees shall not be responsible for the disposition of such amount in accordance with any Will or other testamentary disposition made by such Participant or for a disposition in accordance with the laws of intestacy or otherwise.

                (d) Each Participant shall have the right, at any time, to select the beneficiary or beneficiaries to receive the benefits payable by reason of his death. Each such designation of beneficiary or beneficiaries may, from time to time, be changed by the Participant by delivering written notice thereof to the Trustees.

        5.03 (a) In the event of the death of a Participant prior to his Annuity Starting Date who was married on the date of his death and who earned an hour of service after August 23, l984, the Beneficiary of such Participant shall be entitled to a death benefit in accordance with the terms of this Section 5.03. The death benefit payable pursuant to this Section shall commence within ninety
(90) days of the death of a Participant.

                        (i) In the event this Plan is not a direct or indirect transferee of a defined benefit plan or a defined contribution plan subject to the funding standards of Section 4l2 of the Code (all as defined in Section 40l(a)(ll) of the Code) or is not otherwise subject to Section 417 of the Code, the benefit due hereunder shall be paid to the Participant's surviving spouse in a lump sum, unless the provisions of subsections (iii) or (iv) below are elected.

                        (ii) In the event this Plan is a direct or indirect transferee of a defined benefit plan or a defined contribution plan subject to the funding standards of Section 412 of the Code (all as defined in Section 401(a)(ll) of the Code) or is otherwise subject to Section 417 of the Code, the death benefit shall be paid to the Participant's spouse in the form of a life annuity, unless a Participant elects otherwise, in accordance with the provisions of subsections (iii) or (iv). The amount of such annuity shall be the amount that can be provided by the Participant's full Accrued Benefit, determined as of the Valuation Date coincident with or immediately preceding his date of death, or as of a Special Valuation Date. If the Participant's beneficiary shall die before or after benefit distribution has commenced, but prior to receiving the full amount of the death benefit, the remaining unpaid death benefit amount, as of the Valuation Date coincident with or immediately preceding the beneficiary's date of death, shall be paid in a lump sum, within ninety (90) days of the beneficiary's date of death, to the Participant's contingent beneficiary, if any, or otherwise to his estate.

                        (iii) A Participant may elect to have his death benefit paid in accordance with one of the distribution methods described in Section 5.04(b), provided the time for completion of all payments will be no longer than the life expectancy of the beneficiary, by filing a written election of the form of distribution, on the form prescribed by the Committee. If the Participant is married, the Participant's spouse must consent to such an alternative distribution method in writing, in accordance with the procedure set forth below.

                         (iv) A Participant  may elect to waive the payment of a
death benefit to his spouse by

filing a written election on the form prescribed by the Committee. In the event of a waiver of the death benefit to the spouse, any death benefit due hereunder shall be paid to the Beneficiary in the form of a single lump sum within ninety
(90) days of the date of death of the Participant, unless the Participant has elected an alternative distribution method under subparagraph (iii) above. Any election to waive may be made at any time during the period which begins on the first day of the Plan Year in which the Participant attains age 35 (or with respect to a Participant who separates from service before attaining age 35, beginning on the date of such separation of service, but only with respect to his Accrued Benefit earned to such date) and which ends on the date of his death. A Participant may elect to waive prior to age 35 provided such Participant has received the explanation of benefits set forth in subparagraph
(vi) below; provided however, that any election prior to age 35 must be again elected on or after the first day of the Plan Year in which the Participant will attain age 35, or otherwise will be void on the first day of said Plan Year.

                         (v)  Any  election  to  waive  the  payment  of a death
benefit to a spouse under subparagraph

(iv), above, and any election of an alternative distribution method under subparagraph (iii), above must be consented to in writing by the Participant's spouse. The spouse's consent to the election must acknowledge the effect of such election and be witnessed by a member of the Committee or acknowledged before a Notary Public. The spouse's consent to the election, and the Participant's election itself shall name the specific beneficiary or beneficiaries, including any contingent beneficiaries, or the spouse's consent to the election shall state that the spouse consents to the election of an alternate distribution method, acknowledges a right to restrict the beneficiary designation, and voluntarily relinquishes the right to the spousal death benefit in annuity form and the right to limit consent to a specific beneficiary. If the Participant establishes to the satisfaction of the Committee that such consent may not be obtained because there is no spouse or the spouse cannot be located, or if the Participant has a court order declaring the Participant as abandoned or legally separated from his spouse, the election will be deemed effective without spousal consent. Any consent will be valid only with respect to a spouse who signs the consent (or is identified in the consent in circumstances described in the preceding sentence). A Participant may revoke an election to waive without the consent of a spouse at any time. Any consent will be valid only to the extent that it identifies a specific beneficiary. A Participant may not change a beneficiary designation without complying with the spousal consent requirements of this Section unless the original consent relinquishes the right of the spouse to limit consent to a specific beneficiary.

                        (vi) The Plan Committee shall provide each Participant a written explanation of the benefits described in this subsection. The written explanation shall be comparable to the explanation provided pursuant to Section 5.04(e). Such a written explanation shall be provided within a period beginning one year prior to the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, or, if ending later, the period beginning one year prior to and ending one year after the date the Participant first entered participation in the Plan. If a Participant ceases to be an Employee prior to the end of the Plan Year in which he attains age 35, the written explanation shall be provided within the period beginning one year prior to cessation of employment and ending one year after cessation of employment.

                (b) In no event may the date all death benefits are fully distributed be deferred to a date later than December 31 of the Plan Year in which falls the fifth anniversary of the date of the Participant's death, unless:

                        (i) If payable to a designated beneficiary other than the Participant's spouse, the distribution is paid over the life of the designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary); provided that such distributions must begin not later than December 31 of the Plan year following the Plan Year in which the Participant dies; and

                        (ii) If payable to the spouse of the Participant, distributions need not commence prior to the later of December 31 of the Plan Year during which the Participant would have attained age 70-1/2 or December 31 of the Plan Year immediately following the Plan Year in which the Participant died; and if the surviving spouse shall die before distributions begin then this provision shall apply as if the surviving spouse were the Participant.

                        (iii) For purposes of this Section, the life expectancy of a beneficiary shall be calculated pursuant to Section 5.04(b).

                (c) The Committee may pay the present value of the life annuity due pursuant to this Section in a single lump sum, within ninety (90) days of the date of death of a Participant, if the value of a Participant's vested account balance derived from employer and employee contributions does not exceed (or at the time of any prior distribution did not exceed) $5,000, or, if the benefit does exceed $5,000 as calculated above, with the written consent of the spouse of the Participant. For purpose of this subsection the amount of a benefit shall be determined as of the date of distribution. The benefit payable hereunder shall be reduced by any death benefit payable to other than a surviving spouse pursuant to the terms of any Qualified Domestic Relations Order as that term is defined in Section 4l4(p) of the Code.

                (d) In the event of the death of a Participant who has filed an election effective pursuant to the terms of Section 242(d) of the Tax Equity and Fiscal Responsibility Act of l982 the death benefit of such Participant shall be paid at such time and in such form as such election provides.

        5.04 (a) A Participant shall be fully vested on and entitled to retire on his Normal Retirement Date. A Participant may continue in the service of the Company beyond his Normal Retirement Date and shall be entitled to retire at any time during such period. Until the actual retirement of a Participant he shall, for all purposes of the Plan, continue to be a Participant hereunder.

                  (b) Within ninety (90) days of the termination of a Participant's employment by reason of his retirement on or after his Normal Retirement Date, the Participant's full Accrued Benefit as of the Valuation Date coincident with or immediately preceding the date of such termination, or a Special Valuation Date, shall be distributed to the Participant in one or more of the following forms, as selected by the Participant, which form shall be irrevocable on the date benefits commence:

                1.  One lump sum.

                2. Equal payments over a specified period of years, not greater than the life expectancy of the Participant or the joint life expectancy of the Participant and a designated beneficiary. The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2. The applicable life expectancy shall be the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

        Unless otherwise elected by the Participant or spouse, by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

                3. Any combination of lump sums and equal payments.

        In the event a Participant elects to receive a benefit in one of the above forms, and such benefit form utilizes a period of years not greater than the life expectancy of the Participant, then if the Participant dies after benefit distributions have commenced but prior to receiving the full amount due him, distribution shall be made to the Participant's beneficiary in a lump sum within ninety (90) days of the Participant's death, and the unpaid benefit amount shall be valued as of the Valuation Date coincident with or immediately preceding the Participant's death. If the Participant has not specified a beneficiary the terms of Section 5.02(c) shall apply.

                (c) Notwithstanding anything contained in Section 5.04(b), if the Plan is a direct or indirect transferee of a defined benefit plan or a defined contribution plan subject to the funding standards of Section 412 of the Code (all as defined in Section 401(a)(11) of the Code) or is otherwise subject to Section 417 of the Code, he shall be paid, within 90 days of his termination of employment by reason of retirement as set forth in Section 5.04(a), in the form of an immediate life annuity (i) for his life if he is not married on the date his benefits commence; or (ii) for his life with payments equal to 1/2 the Participant's individual annuity continuing to his spouse if he is married on the date his benefits commence. Payments to the spouse shall end with the monthly payment coinciding with or next following the later of the date of death of the Participant or his spouse. The amount of the annuity shall be that amount as can be provided by the Participant's Accrued Benefit. In lieu of the benefit payable under this Section 5.04(c), a Participant may elect, under Section 5.04(d), to receive a benefit in one or more of the forms of benefit specified in Section 5.04(b).

                (d) If subsection (c) applies, any election by a Participant to have benefits payable in any form other than the life annuity or joint and survivor annuity described in subsection (c) shall be made by filing a written election, on a form prescribed by the Committee, which shall specify the form of distribution under Section 5.04(b) which is to apply. Any election superceding a joint and survivor annuity shall not take effect unless the spouse of the Participant consents in writing to such election, such consent acknowledges the effect of the election, and is witnessed by a member of the Committee or acknowledged before a notary public. The spouse's consent to the election, and the Parti-cipant's election itself, shall name the specific beneficiary or beneficiaries, including any contingent beneficiaries, or the spouse's consent to the election shall state that the spouse consents to the election of an alternate distribution method, acknowledges a right to restrict the beneficiary designation, and voluntarily relinquishes the right to the spousal death benefit in annuity form and the right to limit consent to a specific beneficiary. If the Participant establishes to the satisfaction of the Committee that such consent may not be obtained because there is no spouse or the spouse cannot be located, or if the Participant has a court order declaring the Participant as abandoned or legally separated from his spouse, the election will be deemed effective without spousal consent. Any consent will be valid only with respect to the spouse who signs the consent (or is identified in the consent described in the preceding sentence). A married Participant may revoke an election without the consent of the spouse at any time before the commencement of benefits. Elections shall be made at any time within the ninety (90) day period ending on the Annuity Starting Date, but not before the Participant has received the explanation described in Section 5.04(e). Any written consent of the spouse will be valid only to the extent that it identifies a specific beneficiary. A

Participant may not change a beneficiary designation without complying with the spousal consent requirements of this Section, unless the original written consent of spouse voluntarily relinquishes the right to limit consent to a specific beneficiary.

                (e) If  subsection  (c)  requires  the  payment  of a joint  and survivor annuity, 90 days prior to the Participant's Annuity Starting Date the Plan Committee will provide each Participant with a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity described in subsection (c); (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit;
(iii) the rights of a Participant's spouse with respect to the consent to receive benefits in other than a qualified joint and survivor annuity format; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. Upon written request the Committee will supply a Participant with a written explanation in non-technical language of the financial effect upon the particular Participant's annuity of making any election of benefits.

                (f) Subject to subparagraphs (1) and (2) below, the retirement benefit payments of a Participant shall be lost and forfeited during each month of Suspendible Employment resulting from his (i) continued employment after his Normal Retirement Date or (ii) reemployment with the Company on or after the date his retirement benefit commenced. On his subsequent cessation of employment, payment of the previously suspended amounts shall resume not later than the first day of the third month following the Participant's cessation of Suspendible Employment or such later date at which he complies with such procedures as the Committee establishes to notify it of such cessation. In the event the Participant continues in or is reemployed (as described in clauses (i) and (ii) above) in employment other than Suspendible Employment, he shall be deemed to have ceased employment or not to have been reemployed, as the case may be, for purposes of his present right to any retirement benefit. Any disputes arising hereunder shall be subject to the claims procedure described in Section 7.08.

                        (1) Amount of Resumed Payments. The monthly amount of a Participant's resumed retirement benefit payments shall be in the amount in effect immediately before such suspension provided in the foregoing paragraph, increased to reflect any adjustment in his Regular Account during the period of Suspendible Employment under the then current terms of the Plan. However, such resumed payments shall be reduced to take account of retirement benefit payments previously received by the Participant, and shall be reduced to the extent allowed by applicable law to offset payments erroneously made during such period of Suspendible Employment.

                        (2) Suspendible Employment. "Suspendible Employment" means the completion of 40 or more Hours of Service with the Company during any calendar month or four or five week payroll period; provided the Committee notifies the Participant of the suspension in the manner, form and at such time as is required by applicable law.

                (g) Notwithstanding anything to the contrary, if the value of the Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, no distribution may be made to the Participant prior to the later of age 62 or normal retirement age without the approval of the Participant, and, if he is then married, his spouse, in the manner provided in Section 5.04(c). If the Participant's vested account balance is less than $5,000, calculated as stated above, then the Committee shall make a distribution of the Participant's benefit in a lump sum, at the time specified herein. If the value of a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of his vested Accrued Benefit.

        5.05 (a) Within ninety (90) days of the cessation of a Participant's employment otherwise than by death or retirement, if such cessatopm is found by the Committee to be by reason of the Total and Permanent Disability of the Participant, the Participant's full Accrued Benefit shall be distributed to the Participant in the same manner as provided in Sections 5.04(b) or (c), as the case may be.

                (b) Notwithstanding anything to the contrary, if the value of the Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, no distribution may be made to the Participant prior to the later of age 62 or normal retirement age without the approval of the Participant, and, if he is then married, his spouse, in the manner provided in Section 5.04(c). If the Participant's vested account balance is less than $5,000, calculated as stated above, then the Committee shall make a distribution of the Participant's benefit in a lump sum, at the time specified herein. If the value of a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of his vested Accrued Benefit.

        5.06 (a) Within ninety (90) days of a Participant's cessation of employment, otherwise than by death, normal retirement, or Total and Permanent Disability, the vested amount of his Accrued Benefit, if any, as of the Valuation Date coincident with or immediately preceding the termination of employment, or a Special Valuation Date, shall be distributed to the Participant in the manner provided in Sections 5.04(b) or (c), as the case may be.

        (b) The vested amount of the Participant's Regular Account shall be that percentage of the Participant's Regular Account determined by the number of Years of Service for Vesting of the Participant as indicated in the following schedule:

       Years of Service for Vesting                       % of Account Vested
       ----------------------------                       -------------------

       Less than 2 years of service                                 0%
       2 years of service                                         100%


        If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service for Vesting may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one (1) hour of service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears. If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date the amendment is effective, the Participant's nonforfeitable percentage under this Plan (as of such date) will not be less than his nonforfeitable percentage under the Plan prior to such amendment.

        The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                1.      60 days after the amendment is adopted;

                2.      60 days after the amendment becomes effective; or

                3. 60 days after the Participant is issued written notice of the amendment by the Company.

                (c) Notwithstanding anything to the contrary, if the value of the Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, no distribution may be made to the Participant prior to the later of age 62 or normal retirement age, without the approval of the Participant, and, if he is then married, his spouse, in the manner provided in Section 5.04(c). For purposes of this paragraph, a Participant's vested account balance shall not include accumulated deductible employee contributions, within the meaning of Code Section 72(o)(5)(B), for Plan Years beginning prior to January 1, 1989. If the Participant's vested account balance is less than $5,000, calculated as stated above, then the Committee shall make a distribution of the Participant's benefit in a lump sum, at the time specified herein. If the value of a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to receive a distribution of his vested Accrued Benefit.

        5.07 Distribution in respect of any Participant's Profit Sharing, Elective, Matching Contribution, or Segregated Account may be made in cash or by distribution in kind of any property held by the Trust Fund valued at its then fair market value. Participants whose Accounts are invested in Company Stock may elect to receive all whole shares of Company Stock in which their Accounts have an interest, with cash for fractional shares. All references to the amounts allocated to a Participant's Profit Sharing, Elective, Matching Contribution, or Segregated Account as of a date other than a date which coincides with a business day of a Plan Year shall mean the amounts allocated to the Participant's account as of the last business day of the Plan Year preceding the date or at a Special Valuation Date, if any. The Trustees shall be under no obligation to make any distribution except as directed by the Committee and shall be fully protected in relying upon any such direction.

        5.08 If a Participant or Beneficiary directs that a distribution be made in other than a lump sum, the vested amount of his benefit shall be held as part of the Trust and shall be subject to adjustment as provided in Section 4.04.

        5.09 Notwithstanding anything to the contrary stated herein, with the exception stated below, unless the Participant makes a written election to have benefits commence at a later date, payment of benefits will commence not later than the sixtieth (60th) day after the latest of (1) the close of the Plan Year in which the Participant attains the earlier of age 65 or his Normal Retirement Date specified under the Plan, (2) the close of the Plan Year during which occurs the tenth (10th) anniversary of the year in which the Participant commenced participation or (3) the close of the Plan Year in which the Participant ceases to be employed with the Company. There shall be an exception to the above requirement if the Participant, and if the Participant is married, the Participant's spouse, fail to approve a distribution prior to the later of age 62 or normal retirement age, as required by Sections 5.04(g), 5.05(b), and 5.06(c), in which case the Participant shall be deemed to have made a written election to have benefits commence at age 65.

        5.10 Notwithstanding any provision in this Article V to the contrary, with the exception noted below, benefits shall begin no later than April 1 of the Plan Year following the Plan Year in which a Participant attains age 70 l/2. If more than one benefit payment is to be made, the second payment shall be made no later than December 31 of such year, with subsequent payments, if any, to be made no later than December 31 of each following year until the benefit is paid in full. Notwithstanding the above, benefits need not begin until the later of April 1 of the Plan Year following the date of retirement or April 1 of the Plan Year following the calendar year in which the Participant attains age 70 1/2, if the Participant attains age 70 1/2 before January 1, 1988 and is not a 5 percent owner. A 5 percent owner is a Participant who meets the definition of 5 percent owner in Section 416(i) of the Code in the Plan Year within which the Participant attains age 66 1/2, or in any subsequent Plan Year.

        If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy. The amount to be distributed each year, beginning with distributions for the first distribution Plan Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

        5.11 Payment Under Qualified Domestic Relations Order. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order and the amounts due any Participant or Beneficiary shall be reduced accordingly. For purposes of this Section the term Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which:

                (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

                (b)  is  made  pursuant  to  a  state  domestic   relations  law
        (including a community property law); and

                (c) constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p) and ERISA Section 206(d)(3)(B), as added by the Retirement Equity Act of 1984. 5.12 Grandfather Rules. The restrictions imposed by this Section with respect to benefit commencement dates and benefit forms shall not apply if a Participant has filed an election effective pursuant to the terms of Section 242(d) of the Tax Equity and Fiscal Responsibility Act of l982. In any such case the provisions of such election shall apply.

        5.13 Lost Beneficiary. If any benefit is payable under this Plan, and the beneficiary cannot be located after reasonable efforts by the Company, including registered mail to the last known address of the beneficiary, said benefit shall no longer be payable and will be forfeited. However, if a claim is made for the benefit by the beneficiary, the legal representative of the beneficiary, or any other person to whom a benefit is payable, and said benefit has not been paid because the beneficiary could not be located, then the benefit shall be fully restored and shall again be payable, under the terms of the Plan which may apply.

        5.14 Direct Rollover. This section applies to distributions made on or after January 1, 1993. Nowithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                                   ARTICLE VI

                          CONTRIBUTIONS BY PARTICIPANT

        6.01 Definition. The following definitions shall apply for purposes of this Article VI. (a) "Compensation" with respect to any Employee means his Deferred Compensation plus Compensation as defined in Section 4.03(a), paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Employee shall include "414(s) Compensation" during the entire twelve (12) month period ending on the last day of such Plan Year, except that for Plan Years beginning prior to the later of January 1, 1992 or the date that is sixty (60) days after the date final Regulations are issued, "414(s) Compensation" shall only be recognized as of an Employee's effective date of participation. For purposes of this Section, the determination of "414(s) Compensation" shall be made by including salary reduction contributions made on behalf of an Employee to a plan maintained under Code Section 125. "414(s) Compensation" in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d). Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

                (b) "Deferred Compensation" with respect to any Participant means that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election.

                (c) "Elective Contribution" means the Company's contributions to the Plan that are made pursuant to the Participant's deferral election. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of this Article VI and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b), the provisions of which are specifically incorporated herein by reference.

                (d) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Matching Contributions made pursuant to Section 6.02(b) over the maximum amount of such contributions permitted under the limitations of Section 6.04 and 6.06.

                (e) "Excess Contributions" mean, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 6.04(a). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.03.

                (f) "Excess Deferred Compensation" means, with respect to any year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals specified in Section 6.03(e) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.03, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

        (g) "415 Compensation" means the compensation defined by Regulation 1.415-2(d). (h) "Highly Compensated Employee" means highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (1) received compensation from the Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Company during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                (i) "Income" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period". The denominator of the fraction is the total "Accrued Benefit" attributable to Company contributions as of the end of the "applicable computation period" or the "gap period", reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period' or the "gap period". The provisions of this Section shall be applied:

                        (i) For purposes of Section 6.03(e), by substituting: (1) "Excess Deferred Compensation" for "excess amounts"; (2) "taxable year of the Participant" for "applicable computation period"; (3) "Deferred Compensation" for "Company contributions"; and (4) "Participant's Elective Account" for "Accrued Benefit".

                        (ii)    For purposes of Section 6.05,  by  substituting:
                                (1) "Excess  Contributions"  for excess  amount;
                                (2) "Plan Year" for "applicable computation period"; (3) "Elective Contributions" for "Company contributions"; and (4) "Participant's Elective Account" for "Accrued Benefit"

                        (iii)   For purposes of Section 6.07,  by  substituting:
                                (1) "Excess Aggregate Contributions" for "excess amounts"; (2) "Plan Year" for "applicable computation period"; (3) Matching Contributions made pursuant to Section 6.02(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 6.02(c)" for "Company contributions"; and

                (4) "Matching Contribution Account" for "Accrued Benefit". In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

                Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

                Notwithstanding the above, for "applicable computation periods" which began in 1987, Income during the "gap period" shall not be taken into account.

                "Participant's Elective Account" means the account established and maintained by the Committee for each Participant with respect to his total interest in the Plan and Trust resulting from Company's Elective Contributions.

        6.02    Contributions.

                (a) Each Participant shall have the right, at his option, to make an Elective Contribution to the Trust Fund. No such contribution shall be required of any Employee as a condition of his participation in the Plan. The Company shall maintain an account for each Participant who shall have made a contribution to the Trust Fund pursuant to this Section, which account shall be appropriately designated as an "Elective Account".

                (b) For each Plan Year, the Company shall contribute to the Plan on behalf of each Participant a Matching Contribution, payable in Company Stock, equal to thirty-five percent (35%) of the Participant's Elective Contributions for the Plan Year.

                The amount contributed pursuant to this subsection shall be deemed a Company contribution and shall be credited to the Participant's
Matching Contribution Account. The Matching Contribution Account shall be subject to the vesting schedule of Section 5.06(b).

        (c) The Trustees shall establish a Segregated Account containing assets contributed to the plan by any direct transfer of assets or qualified rollover from another qualified trust to the extent permitted by the Code. The Segegated Account shall reflect the transfer of assets to this Plan by reason of the merger of the Money Purchase Pension Plan into the 401(k) Savings Plan as of December 31, 1997. Any distribution from the Segregated Account must comply with the annuity rules of Section 5.04(c), (d), (e), and (g), and the death benefit payable from the Segregated Account is subject to the pre-retirement survivor annuity rules of Section 5.03(a)(ii), (iii), (iv), (v), (vi), and Section 5.03(c).

                (d) The accounts created pursuant to this Article VI shall be increased by contributions and shall be decreased in the event of distribution out of such account to the Participant or his Beneficiaries. Such accounts shall share in the allocation based on the valuation of the assets of the Trust Fund prescribed in Section 4.04 of the Plan, subject to investment self-direction under Section 8.04 but shall not share in the allocations with respect to Company contributions or allocation of forfeitures under the Plan.

                (e) The interest of each Participant in his Segregated Account and Elective Account shall be non-forfeitable at all times. Distribution of the Participant's interest in such Accounts shall be made to the Participant or his Beneficiaries only upon the circumstances provided for in Article V or VI hereof.

        6.03    Deferral Elections.

                (a) Each Participant may elect to defer a portion of his Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 6.04 and 4.03, or cause the Plan to exceed the maximum amount allowable as a deduction to the Company under Code Section
404. Notwithstanding Section 2.01 of this Plan, if section 2.01 (a) requires more than 1 Year of Service for Eligibility to become a Participant, then for purposes of this Section 6.03 the requirements of Section 2.01(a) shall be 1
Year of Service for Eligibility. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

                Additionally, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Company during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral election. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election. Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

                The amount by which Compensation and/or cash bonuses are reduced shall be that Participant's Deferred Compensation and be treated as a Company Elective Contribution and allocated to that Participant's Elective Account.

                (b) The balance in each Participant's Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                (c) Amounts held in the Participant's Elective Account may not be distributable earlier than: (1) a Participant's cessation of employment, Total and Permanent Disability, or death;

                  (2) a Participant's attainment of age 59 1/2;

                                  (3) the  termination  of the Plan  without the
                         establishment of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or a simplified employee pension plan as defined in Code Section 408(k);

                                  (4) The date of  disposition by the Company of
                         substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business if the Company continues to maintain this Plan with respect to a Participant who continues employment with the corporation acquiring such assets and such corporation does not maintain this Plan; or

                                  (5) the date of disposition by the Company who
                         maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) but only with respect to a Participant who continues employment with such subsidiary.

                All of the above distributions, if available, are subject to the spousal consent requirements of Section 5.04(d) if section 5.04(c) applies, within the 90 day period prior to the proposed date of distribution. If Section 5.04(c) does not apply, a distribution under paragraphs 3, 4 and 5 may only be made in a lump sum. Notwithstanding the above, a Participant shall be entitled to a distribution of his Elective Account only when a distribution is expressly provided in this Plan, other than in Section 6.03(c).

                (d) In any Plan  Year  beginning  after  December  31,  1987,  a
Participant's Deferred Compensation under this Plan and all other plans, contracts or arrangements of the Company maintaining this Plan shall not exceed, during any taxable year, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                (e) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code
Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Committee may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                                (1)  the   Participant   shall   designate   the
                        distribution as Excess Deferred Compensation;

                                (2) the distribution must be made after the date
                        on  which  the  Plan   received   the  Excess   Deferred
                        Compensation; and

                                (3) the Plan must designate the  distribution as
                        a distribution of Excess Deferred Compensation.

                (f) Notwithstanding Section 6.03(e) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 6.05 for the Plan Year beginning with or within the taxable year of the Participant.

                (g) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary in accordance with the terms of Article V.

                (h) The Company and the Committee shall implement the salary reduction elections provided for herein in accordance with the following:

                         (1) A Participant must make his initial salary deferral
                election within a reasonable time, not to exceed thirty (30) days, after entering the Plan. An election to defer a cash bonus shall be made prior to the date that the bonus is currently available. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Company and filing such agreement with the Committee. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Committee, shall not have retroactive effect and shall remain in force until revoked.

                         (2) A Participant may modify a prior election quarterly, during election periods established by the Committee. Any modification shall not have retroactive effect and shall remain in force until revoked.Elections may be made in any quarter percentage up to 15%.

                         (3) A Participant may elect to prospectively revoke his
                salary reduction agreement in its entirety at any time during the Plan Year by providing the Committee with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Committee). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the cessation of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

        6.04    Maximum Annual Allocation.

                (a) For each Plan Year, the annual allocation derived from Company Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                         (1) The  "Actual  Deferral  Percentage"  for the Highly
                Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25; or

                         (2) The excess of the "Actual Deferral  Percentage" for
                the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                         Notwithstanding the foregoing, the Plan Years beginning
                after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code
                Section 401 (m)(9)(A)1 any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 6.03 and to make voluntary contributions under this Plan or under any other plan maintained by the Company shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                (b) For the purposes of this Section "Actual Deferral Percentage" shall mean, for a specified group of participants for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the Plan Year to (2) the participant's Compensation for such Plan Year. Employer contributions on behalf of any participant shall include: (1) any Elective Deferrals made pursuant to the participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Company, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a participant but for the failure to make Elective Deferral shall be treated as a participant on whose behalf no Elective Deferrals are made.

                (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Company or one of the ten (1) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                         (1) The combined  actual  deferral ratio for the family
                group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Company Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). Notwithstanding the foregoing, in applying the $200,000 limit to "414(s) Compensation", Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.
                Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

                         (2) The  Company  Elective  Contributions  and  "414(s)
                Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                         (3) If a Participant  is required to be aggregated as a
                member of more than one family group in a plan, all Participants who are members of those family groups that include the Participants are aggregated as one family group in accordance with paragraphs (1) and (2) above. (d) For the purposes of Sections 6.04 and 6.05, a Highly Compensated participant and a

Non-Highly Compensated participant shall include any Employee eligible to make a deferral election pursuant to Section 6.03, whether or not such deferral election was made or suspended pursuant to Section 6.03.

                (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangement included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same plan year.

                Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

                (f) For the purposes of this Section, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan of the Company as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated participant. For Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangements.

        6.05 Actual Deferral Percentage Tests. In the event that the initial allocations of the Company's Elective Contributions made pursuant to Section
6.03 do not satisfy one of the tests set forth in Section 6.04 for Plan Years beginning after December 31, 1986, the Committee shall adjust Excess Contributions pursuant to the options set forth below:

                (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 6.04 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 6.04 is satisfied. For each Highly Compensated participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation". However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated participant for his taxable year ending with or within such Plan Year.

                (b) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                                  (i) may be  postponed  but not later  than the
                         close of the Plan Year following the Plan Year to which they are allocable;

                                  (ii) shall be adjusted for Income; and

                                  (iii) shall be  designated by the Company as a
                         distribution of Excess Contributions (and income).

                (c) Any  distribution  of less than the entire  amount of Excess
Contributions   shall  be  treated  as  a  pro  rata   distribution   of  Excess
Contributions and Income.

                (d) If the determination and correction of Excess Contributions is of a Highly Compensated participant whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio shall be reduced as required herein, and the Excess Contributions for the family unit shall be allocated among the family Members in proportion to the Elective Contributions of each family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing with respect to Plan Years beginning prior to January 1, 1990, compliance with the regulations then in effect shall be deemed to be compliance with this paragraph.

                (e) Within twelve (12) months after the end of a Plan Year, Company may make a special contribution of behalf of Non-Highly Compensated participants in an amount sufficient to satisfy one of the tests set forth in
Section 6.04. Such contribution shall be allocated to each Participant's Elective Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

        6.06    Actual Contribution Percentage Tests.

                (a)  The  "Actual   Contribution   Percentage"  for  Plan  Years
beginning after December 31, 1986 for the Highly Compensated participant group shall not exceed the greater of:

                        (1) 125 percent of such  percentage  for the  Non-Highly
                Compensated participant group; or

                        (2) the lesser of 200 percent of such percentage for the
                Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), the Highly Compensated Participant eligible to make elective deferrals pursuant to Section 6.03 or any other cash or deferred arrangement maintained by the Company shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2.
                The provisions of Code Section 401(m) and Regulations 1.401(m)1(b) and 1.401(m)-2 are incorporated herein by reference. (b) For the purposes of this Section and Section 6.07, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each participant in each group) of:

                        (1) the sum of  Matching  Contributions,  and  Qualified
                Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The employer also may elect to use Elective Deferrals so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test; to

                        (2) the  participant's  "414(s)  Compensation"  for such
                Plan Year. (c) For the purposes of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                        (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Matching Contributions made pursuant to Section 6.02(a) and "414(s) Compensation" of all eligible Family Members (including Highly

                Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendents who have not attained age 19 before the close of the plan Year.
                Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

                        (2) The  "414(s)  Compensation"  of all  Family  Members
                shall be  disregarded  for purposes of  determining  the "Actual
                Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taking into account in paragraph (1) above.

                        (3) If a  Participant  is required to be aggregated as a
                member of more than one family group in a plan, all participants who are members of those family groups that include the participant are aggregated as one family group in accordance with paragraphs (1) and (2) above. (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which Employee contributions are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 4l0(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Company to which Employee contributions are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4)), 410(b) and 401(m) as though such aggregated plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same Plan Year.

                Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                (e) If a Highly Compensated participant is a participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988 which are maintained by the Company to which Employee contributions are made, all such contributions on behalf of such Highly Compensated participant shall be aggregated for purposes of determining Company to which Employee contributions are made, all such contributions on behalf of such Highly Compensated participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                (f) For purposes of Section 6.06 and 6.07, a Highly Compensated participant and Non-Highly Compensated participant shall include any Employee eligible to have a deferral election made pursuant to Section 6.03 allocated to his account for the Plan Year.

        6.07    Adjustment to Actual Contribution Percentage Tests.

                (a) In the event that, for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated participant group pursuant to Section 6.07, the Committee (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 6.06 is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 6.06 is satisfied.

                (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and Income).

                (c) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

                (d) For each Highly Compensated participant, the amount of Excess Aggregate Contributions is equal to the total Matching Contributions made pursuant to Section 6.02(b) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio, as adjusted by
Section 6.07(a) above, by his "414(s) Compensation". The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated participant exceed the amount of Matching Contributions made pursuant to Section 6.02.

                (e) If the determination and correction of Excess Aggregate Contributions is of a Highly Compensated participant whose actual contribution ratio is determined under the family aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Matching Contributions made pursuant to Section 6.02 of each Family Member that were combined to determine the group actual contribution ratio. Notwithstanding the foregoing with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

                  (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Company may make a special contribution on behalf of Non-Highly Compensated participants in an amount sufficient to satisfy one of the tests set forth in Section 6.06. Such contribution shall be allocated to the participant's Elective Account of each Non-Highly Compensated participant in the same proportion that each Non-Highly Compensated participant's compensation for the year bears to the total compensation of all Non-Highly Compensated participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 6.04.

         6.08 The total of a Participant's Company Elective  Contributions under
Section 6.03, but not the earnings thereon, shall be eligible for hardship withdrawal under this provision. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code, if applicable. The conditions are set forth in Section 5.04(c). If Section 5.04(c) would apply, the spousal consent rules of Section 5.04(d) must be followed.

                  (a) The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Elective Account valued as of the last valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Withdrawal under this Section shall be authorized only if the distribution is on account of:

                           (1) Medical expenses described in Code Section 213(d)
incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

                           (2) The purchase  (excluding  mortgage payments) of a
principal residence for the

Participant;

                           (3) Payment of tuition and related  educational  fees
for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (4)  The  need  to  prevent   the   eviction  of  the
Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (b) No distribution shall be made pursuant to this Section unless the Committee, based upon the Participant's representation and other facts known to the Committee, determines that all of the following conditions are satisfied:

                           (1) The  distribution  is not in excess of the amount
of the immediate and heavy financial need of the Participant (including the amount needed to pay taxes on the distribution);

                           (2) The Participant  has obtained all  distributions,
other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company;

                           (3) The Plan,  and all other plans  maintained by the
Company, provide that the Participant's elective deferrals and voluntary contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

                           (4) The Plan,  and all other plans  maintained by the
Company, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                                   ARTICLE VII

                                    COMMITTEE

        7.01 The Board may appoint a Committee to administer the Plan, but in the absence thereof the Company shall administer the Plan. The Committee shall serve at the pleasure of the Board. The members of the Committee shall be individuals and may but need not be directors of the Company or Participants. The members of the Committee shall serve in such capacity without compensation.

        7.02 The Committee shall act by a majority vote of its members at a meeting or in writing without a meeting.

        7.03 The Committee shall appoint a secretary who may, but need not be, one of its own members. He shall keep complete records of the administration of the Plan.

        7.04 The Committee may authorize each or any one of its members or its secretary to perform routine acts and to sign documents on its behalf. No member, however, shall vote or act upon or sign any documents relating to his own participation hereunder.

        7.05 The Committee may appoint agents and may employ an accountant and legal counsel who may, but need not be, counsel for the Company. The Company shall pay all expenses authorized and incurred by the Committee in the administration of the Plan.

        7.06 The Committee may provide rules and regulations not inconsistent with the terms and provisions hereof for the administration of the Plan and from time to time may amend or supplement such rules and regulations. Any construction or interpretation of the Plan or any determination of fact in applying the Plan made in good faith by the Committee shall be final and conclusive. The Committee will instruct the Trustees on all matters within its discretion as provided in the Trust Agreement.

        7.07 Any member of the Committee may resign by giving written notice addressed to the chief executive officer of the Company. Vacancies shall be filled by the Board, but interim appointments may be made by the chief executive officer of the Company.

        7.08 The Company or the Committee shall notify each Participant or Beneficiary upon the Participant's cessation of employment as to what benefits he is entitled to from the Plan, and also advise him as to what arrangements have been made to pay the benefits.

        If the benefits and/or the arrangements to pay them are not satisfactory to the Participant or Beneficiary, he may file a written request with the Company or the Committee as the case may be for a review of such decision. Such request must be made within sixty (60) days following the Participant's notification. In connection with any request for review, the applicant may at any time review pertinent documents and may submit issues and comments in writing. The Committee shall notify the applicant of its determination within sixty (60) days following the receipt of the request for review.

                                  ARTICLE VIII

                                    TRUSTEES

        8.01 All contributions made by the Company hereunder shall be paid to the Trustee designated in the Trust Agreement, to be held by it as Trust Funds in accordance with the terms of the Trust Agreement between the Trustee and the Company. The Trustee may make such investments as it deems advisable (including life insurance and annuity contracts) in accordance with the terms of said Trust Agreement and the provisions of this Plan.

        8.02 There shall be at least one Trustee acting hereunder at all times. The actual number of Trustees shall be set by the Board from Time to time. The Trustees may be corporations having authority to act as such in the State of New York or individuals who may but need not be Directors of the Company or members of the Committee or participating employees. The Trustee shall have the rights, privileges, duties and immunities conferred upon it by the Trust Agreement.

        8.03 This Plan is intended to acquire and hold "qualifying employer securities", as that term is defined in Section 407 of the Employee Retirement Income Security Act of 1974, as amended. Company Stock may be contributed to the Plan by the Company, or the investment of Trust Funds in Company Stock may be authorized by the Company. Any securities received by the Trustees as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each accounting date in the same manner as the stock to which it is attributable is then allocated. In the event any rights, warrants or options are issued on Company Stock held in the Trust, the Trustees shall exercise them for the acquisition of additional Company Stock to the extent that cash is then available. Any Company Stock acquired in this fashion shall be treated as Company Stock bought by the Trustees for the net price paid. Any rights, warrants or options on common shares or other securities of the Employer which cannot be exercised for lack of cash may be sold by the Trustees and the proceeds treated as a current cash dividend received on Company Stock.

         8.04 Every Participant under the Plan may request that all of his Accounts be invested in any form of investment selected by the Participant from the choice of mutual fund or portfolio investments currently offered by the Trustee. Up to 10% of the total of balances in the Profit Sharing and Elective Accounts may be invested in Company Stock as an investment option. For Matching Contribution Accounts, the Participant may elect to have the contribution of Company Stock remain as an investment choice, or may elect to have some or all of the Matching Contribution Account invested in another investment choice, provided, however, that if any Participant is permitted to self-direct investments in his accounts in any particular form or type of investment, all Participants shall have the same right. The right to self-direct investments shall be administered in such a manner as meets the requirements of Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and the Labor Regulations thereunder.

                  Such accounts shall be called Self-Directed Accounts. Requests to change investments in Self-Directed Accounts shall be made to the Plan Administrator, and shall be limited in frequency to one request for each period of time which the Plan Administrator determines is reasonable for the type of investment offered.

                  When a Participant has self-directed his Accounts, or any portion thereof, the Plan Administrator shall so direct the Trustee. The Trustee shall segregate on its books the amount in each Self-Directed Account, and the amount so segregated shall not share in the net income, or losses, net appreciation or depreciation of the Trust Fund. All costs attributable to each Self-Directed Account shall be charged to such Self-Directed Account.

         In the event a Participant elects to self-direct the invest-ment of his accounts, he shall not be deemed to be a Fiduciary with respect to the Plan by reason of such self-direction and neither the Trustee, the Plan Administrator nor any other Fiduciary with respect to the Plan shall be liable for any loss or breach resulting from the exercise of such Participant's right to self-direct his accounts. Plan loans shall constitute a self-directed investment under this Section.

                                  ARTICLE NINTH

                         AMENDMENT, TERMINATION, MERGER

        9.01 The Company reserves the right at any time and from time to time by action of the Board to modify, suspend, amend or terminate the Plan and/or Trust Agreement in whole or in part. Any such modification, suspension, amendment or termination shall be made by delivering to the Trustee and the Committee, if any, written notice executed by an officer of the Company at the direction of the Board. The Company shall have no power to modify, suspend, amend or terminate the Plan or Trust Agreement in such manner as will (i) reduce the Accrued Benefit of an Participant (except to the extent permitted under Section 412(c)(8)) (ii) cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or estate or (iii) will cause or permit any portion of the Trust Fund to revert to or become the property of the Company (except as provided in
Section 9.05 hereof). No amendment shall substantially increase the duties or responsibilities of the Trustee without his or its written consent. For purpose of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

        9.02 Notwithstanding anything to the contrary herein contained, the Company, upon any such termination of the Plan, shall have no obligation or liability whatsoever to make any further payments to the Trustee and neither the Trustee, the Committee nor any Participant or other person shall have any right to compel the Company to make any payments after the termination of the Plan.

        9.03 In the event of termination or partial termination of this Plan or upon the complete discontinuance of contributions under the Plan, the rights of each Participant to the amounts credited to his account at such time shall be nonforfeitable. In the case of a partial termination only the account balances of Participants affected by the partial termination shall be non-forfeitable. The cash and other property attributable to such Participant shall remain in the Trust Fund until they shall become distributable pursuant to the provisions of
Article V or until the termination of the Trust, as provided in Section 9.04 hereof.

        9.04 Upon termination of the Trust, unless the Board provides otherwise, the Committee shall direct the Trustee to distribute all assets remaining in the Trust Fund, after payment of any expenses properly chargeable against the Trust, to the Participants, or their Beneficiaries. Such distributions shall be made in accordance with the value of their accounts determined as of the date of termination of the Trust and in such manner as the Committee shall determine. The Committee's determination shall be final and conclusive upon all persons.

        9.05 If the Internal Revenue Service determines that this Plan and the Trust Agreement hereunder do not qualify initially under Section 401 (a) of the Internal Revenue Code of 1954 or any Statute or similar import, any contributions made by the Company, together with any other property in the Trust

Fund shall be returned to the Company, by the Trustee, within one (1) year of the date of denial of qualification; provided that the application for determination relating to initial qualification was filed by the due date of Company's return for the taxable year in which the Plan was adopted. Upon the return of the contributions and other property in the Trust Fund to the Company, the Trust shall terminate and the Trustee shall be discharged from all obligations under the Trust Agreement. No Participant or beneficiary shall have any right or claim to any asset of the Trust Fund or to any benefit under the Plan before the Internal Revenue Service determines that this Plan is so qualified.

        9.06 The Company or Trustee shall notify each Employee who is an interested party of the Request for Determination filed with the Internal Revenue Service.

        9.07 In the event this Plan and/or the Trust which is a part of the Plan merges or consolidates with, or there is a transfer of assets or liabilities to any other Plan or Trust, each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 Neither the establishment of the Plan and Trust nor a modification thereof nor the creation of any fund or account nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable rights against the Company or any officer or employee or the Trustee or the Committee, unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Company in accordance with this Plan, nor as giving any Participant the right to be retained in the service of the Company, the right to information concerning the operations or financial affairs of the Company, or as otherwise affecting the terms of employment of any Participant. All Participants shall remain subject to discharge to the same extent as if the Plan had never been created.

        10.02 No right of any Participant or Beneficiary to any payment or to any account created under this Plan shall be subject to any claim or any creditor of the Participant or Beneficiary, and shall not be subject to attachment, garnishment or other legal process by any creditor of the Participant or Beneficiary. No Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any beneficial right to payment or in any account created hereunder, except to secure any loan made to him hereunder. The limitations on the alienability of benefits described in this Section 11.02 shall not apply with respect to Qualified Domestic
Relations Orders as that term is defined in Section 4l4(p) of the Internal Revenue Code.

        10.03 Any payment or distribution to any Participant or his legal representative or Beneficiary in accordance with the provisions of this Plan, shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee and the Company.

        10.04 Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply. Whenever any words herein are used in the singular or in the plural, they shall be construed as though they were in the plural, or the singular, as the case may be, in all cases where they would so apply. To the extent not pre-empted by ERISA, this Plan and every provision hereof shall be construed and its validity determined according to the laws of the State of New York.

                                   ARTICLE XI

                              TOP-HEAVY PROVISIONS

        11.01 Applicability. Notwithstanding any other provisions of this Plan, this Article shall apply if the Plan is a Top Heavy Plan.

        11.02  Top-Heavy Status.

                (a) Top-Heavy plan: For any plan year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                        (1) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                        (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent. (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                (b)      Top-heavy ratio:

                        (1) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                        (2) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances, under the aggregated defined contribution plan or plans for all participants, determined in aaccordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                        (3) For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant
(1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same Plan Year.

                        The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

                        (4) The term "Required Aggregation Group" means:

                                (x)  Each  present  or  terminated  plan  of the
Company in which a Key Employee is or was a participant; and

                                (y) Each present or terminated other plan of the
Company hereof which enables any plan described in (x) above to meet the requirements of Section 40l(a)(4) or 4l0 of the Code.

                        (5) The term "Permissive Aggregation Group" means a Required Aggregation Group plus one or more plans of the Company that are not part of the Required Aggregation Group but which satisfy the requirements of
Section 40l(a)(4) and 4l0 of the Code when considered together with the Required Aggregation Group.

                        (6) The term "Top-Heavy Group" means any aggregation group if the sum as of the last day of the prior Plan Year (or the last day of the first Plan Year if later) of:

                                (x) The present value of the Accrued Benefits of
Key Employees under all defined benefit plans included such group, and

                                (y)   The   aggregate   of   the   accounts   of
Participants who are Key Employees under all defined contribution plans included in such group exceed sixty percent (60%) of a similar sum determined for all Participants.

                        (7) The term "Non-Key Employee" means any Eligible Employee who is not a "Key Employee".

        11.03  Minimum Contribution.

                  (a) Notwithstanding the provisions of Articles II, III and IV the minimum contribution for any Plan Year for each non-Key Employee Participant who has not ceased to be an Employee by the last day of a Plan Year

(irrespective of whether the Participant completed a Year of Service for vesting purposes, his level of Compensation, or his refusal to make any mandatory contributions which may be required) shall be equal to 3% of his Compensation for such Plan Year. If no Key-Employee receives a contribution of 3% of Annual Compensation for a Plan Year then the minimum contribution for each non-Key Employee Participant shall equal the highest percentage contribution made on behalf of a Key Employee for such Plan Year. For purposes of this Section 11.03(a), the term Compensation shall mean the first $200,000 of the lesser of
(i) the amount shown as wages on the Participant's Form W-2 for the calendar year ending during the Plan Year or (ii) the amount defined in Treasury Regulation 1.415-2(d)(l)(i). For purposes of meeting this minimum contribution requirement, any Elective Deferrals or Matching Contributions may not be taken into account.

                  (b) If a Participant in this Plan also participates in a defined benefit plan or another defined contribution plan which is part of a required aggregation group or a permissive aggregation group, then the top heavy minimum benefit shall be provided by this Plan at the 3% contribution rate specified above for defined contribution plans.

                  (c) For any Plan Year in which the Plan is a Top-Heavy Plan, the number 1.25 wherever it appears in Section 3.05(b) shall be reduced to "1.0" and the "$51,875" amount referenced in Subparagraph (3) thereof shall be reduced to "$4l,500".

                Notwithstanding the foregoing this section shall not apply if:

                (i) The present value of the cumulative Accrued Benefits for Key Employees is less than ninety percent (90%) of the present value of the cumulative Accrued Benefits determined as provided in Section 11.02; and

                (ii) The minimum contribution provided by Section 11.03 is equal to 4%. (iii) If a Participant in this Plan also participates in a defined benefit plan or another defined contribution plan which is part of a required aggregation group or a permissive aggregation group and such other plan does not provide the Participant with an accrued benefit which satisfies the minimum benefit requirements of Section 416 and regulations thereunder respecting employers maintaining both defined benefit and defined contribution plans, then the minimum contribution provided in subsection (a) is equal to seven and one-half percent (7-1/2%).

        11.05 Definition of Key Employee. A Key Employee shall mean any employee or former employee of the Company (and the beneficiaries of such employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or
Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

        The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                                   ARTICLE XII

                                      LOANS

        12.01 Loans for Participants shall be allowed. Upon the application in writing of any Participant to the Committee, the Committee, in accordance with its uniform non-discriminatory policy, may direct the Trustee to make a loan to such Participant. Loans shall not be made to highly compensated employees in an amount which is greater than that permitted for non-highly compensated employees. Loans shall meet the following conditions:

                        (a) All loans shall bear interest at a rate reflecting current commercial banking charges in light of the purpose of the loan and the creditworthiness of the borrower.

                        (b) Loans shall be secured by the Participant's vested interest in the fund, if any, and by the pledge of such further collateral as the Trustee in its sole discretion deems necessary or desirable to assure repayment of the principal and interest in accordance with the terms of the loan.

                        (c) The loan shall be for a term reflecting current commercial bank loans for similar purposes, provided that all loans shall have a term not exceeding five years, with the exception of loans provided for the purpose of acquiring the principal residence of the borrower.

                        (d) If the Participant is married, the loan and pledge of the Participant's vested interest in the fund must be made with the consent of the Participant's spouse, in the manner provided for consent of spouse in
Section 5.04, within 90 days prior to the date the loan amount is to be paid to the participant.

                        (e) In no event shall the amount of the loan, when added to the outstanding balance of all other loans from the Plan, any other plan of the Company, or any plan of a related entity which is the same "employer" by reason of Section 414 of the Code, on the date the loan is to be made, exceed the lesser of:

                                (i) $10,000.00 or 50% of a Participant's  vested
interest in the fund, whichever is greater; or

                                (ii) $50,000.00,  reduced by the excess (if any)
of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which the loan is to be made over the outstanding balance of loans from the Plan on the date the loan is to be made.

                        (f) Unless otherwise permitted in Treasury Regulations, the repayment of any loan provided by this Plan shall be made by substantially level amortization payment of such loan over the term of such loan, with payments to be made not less frequently than quarterly.

                        (g) The Trustee may assess a loan fee for processing the Plan loan, which shall be disclosed to the loan applicant prior to consummation of the Plan loan.

        12.02 The Trustee with the consent of the Committee, may extend or renew loans if the conditions qualifying the participant for the initial loan continue beyond the loan due date, provided, however, if the Participant is married, that the consent of the Participant's spouse is obtained in the manner provided in
Section 5.04, within 90 days prior to the date the loan is extended or renewed.

        12.03 To the extent that a Participant or Beneficiary becomes entitled to payment or benefits or otherwise receives all or a portion of its vested interest in his benefit, the payments or withdrawals, as the case may be, shall be immediately applied against the outstanding balance, including interest on the loan, and such amount shall then be deemed due and payable.

        To record the amendment and restatement of this Plan, the Company has caused its duly authorized officer to affix its corporate name.

                                                   BALCHEM CORPORATION

                                                   By: \s\Dino A. Rossi
                                                       ----------------
                                                       Dino A. Rossi
                                                       President

                                                Dated: January 9, 1998